UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2021

MERCER INTERNATIONAL INC.

(Exact name of Registrant as Specified in Its Charter)

Washington	000-51826	47-0956945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada, V6C 1G8

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (604) 684-1099

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	MERC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2021, Mercer International Inc. (the “Company”) announced that Alice Laberge and Janine North have been appointed as directors of the Company and that the board of directors of the Company (the “Board”) increased the size of the Board to ten directors, effective February 17, 2021. Ms. Laberge and Ms. North have not yet been appointed to any committees of the Board. The Company expects to enter into the Company’s standard director indemnification agreement with Ms. Laberge and Ms. North. Ms. Laberge and Ms. North will also receive cash compensation in accordance with the Company’s compensation program for non-employee directors, which provides for annual cash retainers and annual equity grants.  There are no arrangements or understandings between Ms. Laberge and Ms. North and any other persons pursuant to which they were selected as directors of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 17, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERCER INTERNATIONAL INC.

Date: February 17, 2021	By:	/s/ David K. Ure
David K. Ure
Chief Financial Officer

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